Exhibit 10.25

English Translation of Form of

Service Agreement

Party A：Sanciajia Co., Ltd. (“you”)

Address：4th Floor, Quan Ji Hotel, Fengcheng 2nd Road, Weiyang District, Xi'an City, Shaanxi Province

Contact person：

Contact number：

Party B：Alibaba Cloud Computing Co., Ltd.

Address：Building 1, Aliyun Feitian Park, Yunqi Town, Xihu District, Hangzhou City, Zhejiang Province

Contact person

Contact number：

1.	You ordered the following products/services from Party B through your Alibaba Cloud account ________________:

No.	Order number	Service	Description of Model and configuration	Quantity	External IP Address	Service period	Service fee	Cash amount

Total	Prepayment (RMB)

2.	Other rights and obligations of both parties regarding the above-mentioned services shall be subject to the service terms agreed by both parties (the authorization form includes but is not limited to the seals of both parties, or you can authorize online when ordering the services).

3.	You should make payment in a timely manner. If you choose the prepaid service, Party B will only start to provide their service after the receiving their payment. If you do not make payment within 7 days of placing an order, all the service terms you have reached with Party B will be voided. If you choose the to pay for the service afterwards, you will use the service first and pay fees on an hourly or daily basis depending on the product you ordered. Please check the price of the product on the website www.aliyun.com. The pricing model published on the website page shall prevail.

4.	Party B reserves the right not to provide you with services and/or technical support, or to terminate services and/or technical support before you have paid all the fees as agreed. At the same time, Party B reserves the right to pursue legal responsibility for unpaid services.

5. You should make payment to the following account designated by Party B

Account name:

Account Bank:

Account number:

6. Invoice: You can log in to www.aliyun.com to apply for an invoice. Aliyun will issue you an invoice and mail it to you.

Party A：Sanciajia Co., Ltd.	Party B：Alibaba Cloud Computing Co., Ltd.
(seal)	(seal)
Date：	Date：